ARMOUR RESIDENTIAL REIT, INC. FIRST QUARTER 2024
WEBCAST SCHEDULED FOR APRIL 26, 2024

VERO BEACH, Florida – April 24, 2024 – ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PRC) (“ARMOUR” or the “Company”) announced today that it will provide an online, real‑time webcast of its conference call with equity analysts covering first quarter 2024 operating results on Friday, April 26, 2024. The Company will issue its first quarter 2024 earnings release after the close of trading on Thursday, April 25, 2024.

The live broadcast will be available on April 26, 2024, beginning at 9:00 a.m. (Eastern Time) at
https://event.choruscall.com/mediaframe/webcast.html?webcastid=hfSOwFFD.

The online replay will be available on the Company’s website www.armourreit.com and continue for one year.

About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
Gordon M. Harper
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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